EXHIBIT 99.1

Old Line Bancshares, Inc. Reports Net Income of $8.9 Million for the Quarter Ended June 30, 2019

BOWIE, Md., July 23, 2019 (GLOBE NEWSWIRE) -- Old Line Bancshares, Inc. (“Old Line Bancshares” or the “Company”) (Nasdaq: OLBK), the parent company of Old Line Bank (the “Bank”), reports net income increased $6.2 million, or 226.95%, to $8.9 million for the three months ended June 30, 2019, compared to $2.7 million for the three-month period ended June 30, 2018.  Earnings were $0.52 per basic and diluted common share for the three months ended June 30, 2019, compared to $0.17 per basic and diluted common share for the three months ended June 30, 2018.  The increase in net income for the second quarter of 2019 as compared to the same 2018 period is primarily the result of a $6.3 million decrease in non-interest expenses.  Net income for the 2018 period included $7.1 million ($6.2 million net of taxes) of merger-related expenses (or $0.38 per basic and $0.37 per diluted common share) in connection with the Company’s acquisition of Bay Bancorp, Inc. (“BYBK”), the former parent company of Bay Bank, FSB (“Bay”), in April 2018.  In addition, net interest income increased $160,000 during the three months ended June 30, 2019, compared to the same period last year.

Net income was $17.4 million for the six months ended June 30, 2019, compared to $8.8 million for the same period last year, an increase of $8.6 million, or 98.11%.  Earnings were $1.02 per basic and diluted common share for the six months ended June 30, 2019, compared to $0.61 per basic and $0.60 per diluted common share for the same period last year.  The increase in net income is primarily the result of increases of $5.8 million in net interest income and $1.0 million in non-interest income and a decrease of $3.1 million in non-interest expenses.  Included in net income for the 2018 period was $7.1 million ($6.2 million net of taxes, or $0.43 per basic and $0.42 per diluted common share) for merger-related expenses associated with the acquisition of BYBK.

Net interest income increased during each of the three and six months ended June 30, 2019 compared to the same periods last year primarily as a result of an increase in interest income on loans, partially offset by an increase in interest expense.  Non-interest income for the six months ended June 30, 2019 increased $1.0 million, or 20.82%, primarily as a result of increases of $563 thousand in income from the point of sale (“POS”) sponsorship program, $408 thousand in income on marketable loans, and $265 thousand in earnings on bank owned life insurance (“BOLI”).  Non-interest expense decreased $6.3 million, or 30.11%, for the three months ended June 30, 2019 and $3.1 million, or 9.63%, for the six-month period ended June 30, 2019 compared to the same periods last year.  Non-interest expense decreased primarily as a result of our having no merger-related expenses during the 2019 periods, whereas we incurred $7.1 million of such expenses in connection with the BYBK merger during the three- and six-month periods ended June 30, 2018.  The impact of the lack of merger-related expenses during 2019 was partially offset by increases in other non-interest expense categories, primarily related to the BYBK acquisition.

Net loans held for investment at June 30, 2019 increased $11.2 million compared to December 31, 2018 and $72.6 million compared to June 30, 2018.  The increase in loans was a result of net organic growth of $89.7 million and $214.7 million, respectively, partially offset by $78.5 million and $142.1 million, respectively, in paydowns on previously-acquired loans since December 31, 2018 and June 30, 2018.

Total deposits at June 30, 2019 increased by $88.4 million, or 3.85%, since December 31, 2018 and $176.8 million, or 8.01%, compared to June 30, 2018, as a result of organic growth derived from our greater market presence, including the locations we have added as a result of our recent acquisitions.

Total assets were $3.1 billion at June 30, 2019, increasing $125.6 million from $2.95 billion at December 31, 2018 and $142.2 million from $2.93 billion at June 30, 2018.  In addition, the Company had net loans and net deposits of approximately $2.4 billion each at June 30, 2019.

James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, stated: “I am pleased to report another quarter of favorable earnings of $8.9 million during the challenging interest rate environment.  Deposits grew by $49.0 million during the second quarter and by $88.4 million this year.  Our mortgage group provided solid results increasing income on marketable loans by approximately $408 thousand in 2019 compared to the same period last year.”

HIGHLIGHTS:

  Average gross loans increased $166.6 million, or 7.37%, and $430.6 million, or 21.61%, respectively, to $2.4 billion for each of the three- and six-month periods ended June 30, 2019, from $2.3 billion and $2.0 billion, respectively, during the three and six months ended June 30, 2018.

  Loans originated and sold in the secondary market were $69.0 million for the six months ended June 30, 2019 compared to $48.0 million for the same six-month period last year.  Increases in both the volume of and the premiums associated with the sale of these loans increased income on marketable loans by $408 thousand compared to the same period last year.

  Total yield on interest-earning assets increased to 4.69% for the three months ended June 30, 2019, compared to 4.58% for the same period last year.  Total yield on interest-earning assets increased to 4.72% for the six months ended June 30, 2019, compared to 4.55% for the same period last year.
  Return on average assets (“ROAA”) and return on average equity (“ROAE”) were 1.17% and 9.20%, respectively, for the three months ended June 30, 2019, compared to ROAA and ROAE of 0.39% and 3.14%, respectively, for the second quarter of 2018.
  ROAA and ROAE were 1.16% and 9.09%, respectively, for the six months ended June 30, 2019, compared to ROAA and ROAE of 0.72% and 6.27%, respectively, for the six months ended June 30, 2018.
  Total assets increased $125.6 million, or 4.26%, during the six months ended June 30, 2019, primarily due to an increase of $76.3 million in our investment securities available for sale and the addition of $26.5 million for an operating lease right of use asset.
  Total deposits grew by $88.4 million, or 3.85%, since December 31, 2018.

  We ended the second quarter of 2019 with a book value of $22.90 per common share and a tangible book value of $16.51 per common share compared to $21.77 and $15.39, respectively, at December 31, 2018.

  We maintained appropriate levels of liquidity and by all regulatory measures remained “well capitalized.”

Results of Operations for the Three Months Ended June 30, 2019 Compared to June 30, 2018

Average interest-earning assets increased $244.1 million for the three-month period ended June 30, 2019 compared to the same period of 2018.  The average yield on such assets was 4.69% for the three months ended June 30, 2019 compared to 4.58% for the comparable 2018 period.  The increase in the average balance of our interest-earning assets was primarily due to organic loan growth and, to a lesser extent, an increase in the average balance of our investment securities available for sale.  The increase in the average yield was primarily the result of higher yields on our investment securities available for sale and on our loans held for investment.  Average interest-bearing liabilities increased $229.5 million for the three-month period ended June 30, 2019 compared to the same period of 2018 primarily due to organic deposit growth since June 30, 2018.  The average rate paid on such liabilities increased to 1.62% for the three-month period ended June 30, 2019 compared to 1.08% for the same period in 2018 due primarily to higher rates paid on our money market accounts, certificates of deposit, and borrowings.

The net interest margin for the three months ended June 30, 2019 decreased to 3.49% from 3.80% for the three months ended June 30, 2018.  The net interest margin decreased due to increased interest rates on both deposits and on our borrowed funds, partially offset by an increase in the yield on our interest-earning assets.  The net interest margin during the second quarter of 2019 was positively affected by the amount of accretion on acquired loans.  Accretion decreased due to a lower amount of early payoffs on acquired loans with fair value marks during the three months ended June 30, 2019 compared to the same period of 2018.  The fair value accretion/amortization is recorded on paydowns recognized during the quarter, which contributed 14 basis points for the three months ended June 30, 2019 compared to 18 basis points for the three months ended June 30, 2018.

Net interest income increased $160 thousand, or 0.69%, for the three months ended June 30, 2019 compared to the same period of 2018, as a result of a $3.5 million increase in interest income, primarily due to a $2.7 million increase in loan interest income resulting from increases in both the average balance of and yields on loans, offset almost entirely by a $3.4 million increase in interest expense.  Interest expense increased due to increases in both the average balance of and average interest rates on our deposits and borrowings.

Non-interest expense decreased $6.3 million, or 30.11%, for the three-month period ended June 30, 2019 compared to the same period of 2018, primarily due to our having no merger and integration expenses during the 2019 period compared to $7.1 million in merger and integration expenses during the three months ended June 30, 2018, partially offset by increases in salaries and employee benefits, occupancy and equipment, and core deposit amortization.  Salaries and employee benefits increased $399 thousand and occupancy and equipment expenses increased $153 thousand primarily as a result of the inclusion of expenses related to the staff and the branches, respectively, that we acquired in the BYBK acquisition for the full quarter ended June 30, 2019 compared to approximately two and half months of such expenses during the quarter ended June 30, 2018.  Core deposit amortization increased $109 thousand as a result of the higher amortization of premiums resulting from the deposits we acquired in the BYBK acquisition.

Results of Operations for the Six Months Ended June 30, 2019 Compared to June 30, 2018

Average interest-earning assets increased $485.8 million for the six months ended June 30, 2019 compared to the same period of 2018.  The average yield on such assets was 4.72% for the six months ended June 30, 2019 compared to 4.55% for the comparable 2018 period.  The increase in the average balance of our interest-earning assets was primarily due to an increase in the average balance of our loans, resulting from both organic growth and the loans that we acquired in the BYBK acquisition, as well as, to a lesser extent, an increase in the average balance of our investment securities available for sale.  The increase in the average yield was primarily the result of higher yields on our investment securities available for sale and on our loans held for investment.  Average interest-bearing liabilities increased $400.1 million for the six-month period ended June 30, 2019 compared to the same period of 2018, primarily as a result of the deposits we acquired in the BYBK acquisition.  The average rate paid on such liabilities increased to 1.58% for the six-month period ended June 30, 2019 compared to 1.06% for the same period in 2018 due primarily to higher rates paid on our money market accounts, certificates of deposit, and borrowings.

The net interest margin for the six months ended June 30, 2019 decreased to 3.54% from 3.78% for the six months ended June 30, 2018.  The net interest margin decreased due to increased interest rates on both deposits and on our borrowed funds, partially offset by an increase in the yield on our interest-earning assets.  The net interest margin during the six-month ended June 30, 2019 was positively affected by the amount of accretion on acquired loans.  Accretion increased due to a higher amount of early payoffs on acquired loans with fair value marks during the six months ended June 30, 2019 compared to the same period of 2018.  The fair value accretion/amortization is recorded on paydowns recognized, which contributed 14 basis points for the six months ended June 30, 2019 compared to 13 basis points for the six months ended June 30, 2018.

Net interest income increased $5.8 million, or 14.12%, for the six months ended June 30, 2019 compared to the same period of 2018, primarily due to an increase in loan interest income resulting from increases in both the average balance of and yields on loans, partially offset by an increase in interest expense.  Interest expense increased due to increases in both the average balance of and average interest rates on our deposits and borrowings.

Non-interest income increased $1.0 million, or 20.82%, for the six-month period ended June 30, 2019 compared to the same period of 2018, primarily as a result of increases of $563 thousand in income from the POS sponsorship program, which was not in place during the first quarter of 2018, $408 thousand in income on marketable loans as a result of a $21 million increase  in the volume of loans originated for sale compared to the six months ended June 30, 2018, which resulted in an increase in the aggregate amount of premiums we received on such sales, and $265 thousand in earnings on BOLI resulting from the $16.3 million of BOLI acquired in the BYBK acquisition.

Non-interest expense decreased $3.1 million, or 9.63%, for the six-month period ended June 30, 2019 compared to the same period of 2018, primarily as a result of our having no merger and integration expenses during the six months ended June 30, 2019 compared to $7.1 million in merger and integration expenses during the same period last year in connection with the BYBK acquisition.  Partially offsetting the lack of merger and integration expenses were increases in salaries and employee benefits, occupancy and equipment, core deposit amortization, data processing, and other operating expenses.  Salaries and employee benefits increased $2.0 million and occupancy and equipment expenses increased $626 thousand primarily as a result of the inclusion of expenses related to the staff and the branches, respectively, that we acquired in the BYBK acquisition for the entire six-month period of 2019 compared to just approximately two and half months of such expenses for the comparable 2018 period.  Core deposit amortization increased $455 thousand as a result of the higher amortization of premiums from deposits that we acquired in the BYBK acquisition.  Data processing expenses increased as a result of additional customer transactions primarily due to the additional branches, and therefore additional customers, resulting from our acquisition of BYBK, which were included for the full 2019 period but only for less than half of the 2018 period.  Other operating expenses increased $929 thousand due to increases in general operating costs, such as FDIC insurance, marketing and advertising, sponsorships and donations, loan expenses, software expense, and telephone expense.

Old Line Bancshares is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C.  The Bank has 37 branches located in its primary market area of the suburban Maryland (Washington, D.C. suburbs, Southern Maryland and Baltimore suburbs) counties of Anne Arundel, Baltimore, Calvert, Carroll, Charles, Harford, Howard, Frederick, Montgomery, Prince George's and St. Mary's, and Baltimore City.  It also targets customers throughout the greater Washington, D.C. and Baltimore metropolitan areas.

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures.  The Company’s management uses these non-GAAP financial measures, and believes that non-GAAP financial measures provide additional useful information that allows readers, to evaluate the ongoing performance of the Company and provide meaningful comparison to its peers.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company.  Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Information about Proposed Merger and Where to Find It

On July 23, 2019, the Company and Old Line Bank entered into an Agreement and Plan of Merger with Wesbanco, Inc. (“WesBanco”) and Wesbanco Bank, Inc. (“WesBanco Bank”), pursuant to which the Company will be merged with and into WesBanco, with WesBanco being the surviving company (the “Merger”), and Old Line Bank will be merged with and into WesBanco Bank, with WesBanco Bank the surviving bank.  In connection with the proposed Merger, WesBanco will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a proxy statement of the Company and WesBanco and a prospectus of WesBanco, as well as other relevant documents concerning the proposed Merger.  This earnings release is not a substitute for the prospectus/proxy statement or any other document that the Company or WesBanco may file with the SEC.  COMPANY STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Materials filed by the Company or WesBanco with the SEC may be obtained for free at the SEC’s website at http://www.sec.gov, on the NASDAQ website at http://www.nasdaq.com, and from either WesBanco’s or Old Line Bancshares’ website at http://www.wesbanco.com or http://www.oldlinebank.com, respectively.

Participants in the Solicitation

This earnings release does not constitute a solicitation of a proxy from any stockholder with respect to the proposed Merger.  The Company and WesBanco and their respective executive officers and directors may, however, be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed Merger.  Information about the directors and executive officers of WesBanco is set forth in the proxy statement for WesBanco’s 2019 annual meeting of shareholders, as filed with the SEC on March 13, 2019 and as supplemented on April 5, 2019.  Information about the Company’s directors and executive officers is set forth in the proxy statement for the Company’s 2019 annual meeting of stockholders, as filed with the SEC on April 26, 2019.  Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of Company stockholders in connection with the proposed Merger will be included in the proxy statement/prospectus.  You can obtain free copies of these documents from the SEC, the Company, or WesBanco using the website information above.

Old Line Bancshares, Inc. & Subsidiaries
Consolidated Balance Sheets

	June 30, 2019	March 31, 2019	December 31, 2018 (1)	September 30, 2018	June 30, 2018
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Cash and due from banks	$56,392,900	$49,619,806	$41,495,763	$45,774,719	$61,684,888
Interest bearing accounts	1,832,209	2,107,845	2,051,273	3,522,685	3,845,419
Federal funds sold	781,033	961,329	953,582	1,008,801	928,337
Total cash and cash equivalents	59,006,142	52,688,980	44,500,618	50,306,205	66,458,644
Investment securities available for sale	295,969,550	307,034,351	219,705,762	216,358,059	209,941,534
Loans held for sale	15,443,340	9,632,523	11,564,993	8,829,777	34,037,532
Loans held for investment, less allowance for loan losses of $7,889,735
and $7,471,023 for June 30, 2019 and December 31, 2018	2,420,437,144	2,417,186,160	2,409,227,698	2,384,579,814	2,347,821,496
Equity securities at cost	11,524,301	13,863,550	11,150,750	13,063,250	14,854,746
Premises and equipment	42,326,703	42,561,705	42,624,787	43,060,727	43,719,013
Accrued interest receivable	9,131,984	8,607,100	7,958,511	8,072,826	7,715,123
Bank owned life insurance	68,750,106	68,333,419	67,920,021	67,490,846	67,062,920
Annuity plan	6,293,571	6,269,638	6,268,426	6,298,627	6,276,320
Other real estate owned	882,510	882,510	882,510	1,469,166	2,357,947
Goodwill	94,668,455	94,668,455	94,668,455	94,403,635	94,403,635
Core deposit intangible	14,054,647	14,704,408	15,362,232	16,024,950	16,688,635
Other assets	37,124,392	40,813,248	18,172,332	21,060,315	22,038,116
Total assets	$3,075,612,845	$3,077,246,047	$2,950,007,095	$2,931,018,197	$2,933,375,661

Deposits
Non-interest bearing	$620,754,339	$579,962,005	$559,059,672	$581,339,177	$603,257,708
Interest bearing	1,763,727,019	1,755,472,767	1,736,989,227	1,660,902,293	1,604,420,214
Total deposits	2,384,481,358	2,335,434,772	2,296,048,899	2,242,241,470	2,207,677,922
Short term borrowings	221,654,780	282,141,546	228,184,856	272,534,890	314,676,164
Long term borrowings	38,503,032	38,437,015	38,371,291	38,304,981	38,238,670
Accrued interest payable	3,040,219	2,460,829	2,844,715	1,643,666	1,827,605
Supplemental executive retirement plan	6,180,673	6,089,246	5,997,819	6,123,518	6,057,063
Other liabilities	32,441,274	32,559,241	7,788,981	9,989,481	10,553,800
Total liabilities	2,686,301,336	2,697,122,649	2,579,236,561	2,570,838,006	2,579,031,224

Stockholders' equity
Common stock	169,991	170,516	170,311	169,889	169,889
Additional paid-in capital	292,653,644	293,590,357	293,501,107	293,139,653	292,836,679
Retained earnings	95,956,286	89,084,561	82,628,356	74,167,389	67,601,752
Accumulated other comprehensive income (loss)	531,588	(2,722,036)	(5,529,240)	(7,296,740)	(6,263,883)
Total stockholders' equity	389,311,509	380,123,398	370,770,534	360,180,191	354,344,437
Total liabilities and stockholders' equity	$3,075,612,845	$3,077,246,047	$2,950,007,095	$2,931,018,197	$2,933,375,661
Shares of basic common stock outstanding	16,999,146	17,051,569	17,031,052	16,988,883	16,988,883

(1) Financial information at December 31, 2018 has been derived from audited financial statements.

Old Line Bancshares, Inc. & Subsidiaries
Consolidated Statements of Income

	Three Months Ended June 30,	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2019	2019	2018 (1)	2018	2018	2019	2018
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$29,125,229	$28,850,931	$29,284,012	$29,056,814	$26,448,727	$57,976,160	$46,149,490
Investment securities and other	2,577,723	2,059,312	1,743,737	1,696,510	1,719,991	4,637,035	3,343,566
Total interest income	31,702,952	30,910,243	31,027,749	30,753,324	28,168,718	62,613,195	49,493,056
Interest expense
Deposits	6,103,812	5,616,515	5,067,752	4,098,787	3,146,235	11,720,327	5,452,968
Borrowed funds	2,130,630	1,982,713	1,891,413	1,768,532	1,714,250	4,113,343	3,049,081
Total interest expense	8,234,442	7,599,228	6,959,165	5,867,319	4,860,485	15,833,670	8,502,049
Net interest income	23,468,510	23,311,015	24,068,584	24,886,005	23,308,233	46,779,525	40,991,007
Provision for loan losses	72,583	414,175	613,672	307,870	532,257	486,758	927,153
Net interest income after provision for loan losses	23,395,927	22,896,840	23,454,912	24,578,135	22,775,976	46,292,767	40,063,854
Non-interest income
Service charges on deposit accounts	712,623	627,260	745,646	728,550	722,879	1,339,883	1,299,463
POS sponsorship program	636,756	600,061	641,063	711,577	673,502	1,236,817	673,502
Gain on sales or calls of investment securities	15,927	-	-	-	-	15,927	-
Earnings on bank owned life insurance	524,753	494,180	531,604	520,785	461,056	1,018,933	753,992
Gains (losses) on disposal of assets	32,599	-	-	(1,100)	-	32,599	14,366
Loss on write down of stock	-	-	-	(91,498)	(60,998)	-	(60,998)
Gain on sale of loans	-	-	556,358	-	-	-	-
Income on marketable loans	841,843	496,843	479,824	411,850	511,879	1,338,686	930,351
Other fees and commissions	493,271	544,435	1,238,049	525,171	879,733	1,037,706	1,372,396
Total non-interest income	3,257,772	2,762,779	4,192,544	2,805,335	3,188,051	6,020,551	4,983,072
Non-interest expense
Salaries & employee benefits	7,600,771	7,133,583	6,743,042	7,491,736	7,201,335	14,734,354	12,686,785
Occupancy & equipment	2,396,021	2,452,773	2,339,115	2,349,691	2,242,640	4,848,794	4,223,041
Data processing	760,727	727,183	699,769	659,926	702,182	1,487,910	1,311,821
Merger and integration	-	-	-	2,282,705	7,121,802	-	7,121,802
Core deposit amortization	649,761	657,824	662,718	663,685	540,737	1,307,585	853,050
(Gains) losses on sales of other real estate owned	-	-	(27,801)	26,266	41,956	-	54,472
OREO expense	41,833	25,666	77,142	(99,957)	27,995	67,499	212,989
Other operating	3,282,605	3,251,684	3,465,550	3,288,286	3,198,759	6,534,289	5,605,405
Total non-interest expense	14,731,718	14,248,713	13,959,535	16,662,338	21,077,406	28,980,431	32,069,365

Income before income taxes	11,921,981	11,410,906	13,687,921	10,721,132	4,886,621	23,332,887	12,977,561
Income tax expense	3,009,901	2,906,732	3,526,073	2,456,303	2,160,788	5,916,633	4,186,546
Net income	$8,912,080	$8,504,174	$10,161,848	$8,264,829	$2,725,833	$17,416,254	$8,791,015
Earnings per basic share	$0.52	$0.50	$0.60	$0.49	$0.17	$1.02	$0.61
Earnings per diluted share	$0.52	$0.50	$0.59	$0.48	$0.17	$1.02	$0.60
Adjusted earnings per basic share (non-GAAP)	$-	$-	$-	$0.58	$0.55	$-	$1.04
Adjusted earnings per diluted share (non-GAAP)	$-	$-	$-	$0.57	$0.54	$-	$1.02
Dividend per common share	$0.12	$0.12	$0.10	$0.10	$0.10	$0.24	$0.18
Average number of basic shares	17,025,728	17,039,961	17,008,504	16,988,883	16,249,625	17,032,649	14,407,182
Average number of dilutive shares	17,148,958	17,170,507	17,181,820	17,187,837	16,464,580	17,149,715	14,620,030
Return on Average Assets	1.17%	1.16%	1.37%	1.12%	0.39%	1.16%	0.72%
Return on Average Equity	9.20%	8.99%	10.70%	8.89%	3.14%	9.09%	6.27%
Operating Efficiency (2)	55.12%	54.65%	49.39%	60.17%	79.55%	54.89%	69.76%

(1) Financial information as of December 31, 2018 has been derived from audited financial statements.
(2) Operating efficiency is derived by dividing non-interest expense by the total of net interest income and non-interest income.

Old Line Bancshares, Inc. & Subsidiaries
Quarterly Average Balances, Interest and Yields
(Unaudited)

	6/30/2019		3/31/2019		12/31/2018		9/30/2018		6/30/2018
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Assets:
Int. Bearing Deposits	$2,884,435	1.48%	$2,791,150	2.37%	$4,130,258	2.96%	$4,765,138	1.52%	$8,795,004	1.53%
Investment Securities (2)	320,939,698	3.46%	262,912,937	3.43%	236,018,603	3.18%	233,633,128	3.09%	235,854,989	3.19%
Loans	2,428,047,580	4.85%	2,418,266,901	4.87%	2,414,758,155	4.84%	2,397,054,094	4.84%	2,261,479,332	4.72%
Allowance for Loan Losses	(7,956,074)		(7,593,472)		(7,122,881)		(6,885,911)		(6,363,239)
Total Loans
Net of allowance	2,420,091,506	4.86%	2,410,673,429	4.89%	2,407,635,274	4.86%	2,390,168,183	4.85%	2,255,116,093	4.74%
Total interest-earning assets	2,743,915,639	4.69%	2,676,377,516	4.74%	2,647,784,135	4.70%	2,628,566,449	4.69%	2,499,766,086	4.58%
Noninterest bearing cash	49,567,273		46,270,628		43,728,188		48,035,416		47,014,071
Goodwill and Intangibles	109,119,799		109,791,837		110,188,394		110,861,142		100,901,255
Premises and Equipment	68,532,182		44,403,507		42,902,372		43,626,501		43,592,991
Other Assets	95,371,009		99,169,559		101,812,816		103,995,121		98,152,802
Total Assets	$3,066,505,902		$2,976,013,047		$2,946,415,905		$2,935,084,629		$2,789,427,205

Liabilities and Stockholders' Equity

Interest-bearing Deposits	$1,750,122,135	1.40%	$1,741,184,120	1.31%	$1,726,574,227	1.16%	$1,658,060,302	0.98%	$1,522,249,880	0.83%
Borrowed Funds	290,305,725	2.94%	268,178,852	3.00%	255,083,457	2.94%	283,169,572	2.48%	288,666,185	2.38%
Total interest-bearing
liabilities	2,040,427,860	1.62%	2,009,362,972	1.53%	1,981,657,684	1.39%	1,941,229,874	1.20%	1,810,916,065	1.08%
Noninterest bearing deposits	597,706,343		565,081,492		572,704,465		601,558,786		615,780,315
	2,638,134,203		2,574,444,464		2,554,362,149		2,542,788,660		2,426,696,380

Other Liabilities	39,663,626		17,825,648		15,264,196		23,355,099		13,536,574
Stockholder's Equity	388,708,073		383,742,935		376,789,560		368,940,870		349,194,251
Total Liabilities and
Stockholder's Equity	$3,066,505,902		$2,976,013,047		$2,946,415,905		$2,935,084,629		$2,789,427,205

Net interest spread		3.08%		3.21%		3.31%		3.49%		3.50%
Net interest income and
Net interest margin(1)	$23,876,743	3.49%	$23,679,819	3.59%	$24,412,499	3.66%	$25,227,247	3.81%	$23,659,245	3.80%

(1) Interest revenue is presented on a fully taxable equivalent (FTE) basis.  The FTE basis adjusts for the tax favored status of these types of assets.  Management believes providing this information on a FTE basis provides investors with a more accurate picture of our net interest spread and net interest income and we believe it to be the preferred industry measurement of these calculations.

(2) Available for sale investment securities are presented at amortized cost.

The accretion of the fair value adjustments resulted in a positive impact in the yield on loans for the three months ended June 30, 2019 and 2018.    Fair value accretion for the current quarter and prior four quarters are as follows:

	6/30/2019		3/31/2019		12/31/2018		9/30/2018		6/30/2018
	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin
Commercial loans	$166,941	0.02%	$44,430	0.01%	$140,822	0.02%	$113,378	0.02%	$209,819	0.03%
Mortgage loans	609,568	0.09	678,636	0.10	504,905	0.08	620,664	0.09	752,461	0.12
Consumer loans	111,600	0.02	197,086	0.03	104,350	0.02	110,220	0.02	126,575	0.02
Interest bearing deposits	56,762	0.01	54,947	0.01	61,038	0.01	70,157	0.01	70,178	0.01
Total Fair Value Accretion	$944,871	0.14%	$975,099	0.15%	$811,115	0.13%	$914,419	0.14%	$1,159,033	0.18%

Below is a reconciliation of the fully tax equivalent adjustments and the GAAP basis information presented in this release:

	6/30/2019		3/31/2019		12/31/2018		9/30/2018		6/30/2018
	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield
GAAP net interest income	$23,468,510	3.43%	$23,311,015	3.53%	$24,068,584	3.61%	$24,886,005	3.76%	$23,308,233	3.74%
Tax equivalent adjustment
Federal funds sold	124	0.00	103	0.00	124	0.00	92	0.00	80	0.00
Investment securities	195,024	0.03	169,305	0.03	157,634	0.02	159,520	0.02	161,340	0.03
Loans	213,085	0.03	199,396	0.03	186,157	0.03	181,630	0.03	189,592	0.03
Total tax equivalent adjustment	408,233	0.06	368,804	0.06	343,915	0.05	341,242	0.05	351,012	0.06
Tax equivalent interest yield	$23,876,743	3.49%	$23,679,819	3.59%	$24,412,499	3.66%	$25,227,247	3.81%	$23,659,245	3.80%

Old Line Bancshares, Inc. & Subsidiaries
Selected Loan Information
(Unaudited)
(Dollars in thousands)
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018

Legacy Loans(1)
Period End Loan Balance	$1,757,773	$1,704,913	$1,668,118	$1,609,695	$1,543,113
Deferred Costs	3,554	3,457	3,087	2,805	2,364
Accruing	1,749,705	1,703,328	1,667,179	1,608,808	1,542,371
Non-accrual	1,581	1,585	939	887	742
Accruing 30-89 days past due	3,703	6,454	7,988	6,352	4,565
Accruing 90 or more days past due	2,782	1,125	-	1,785	178
Allowance for loan losses	7,417	7,342	7,005	6,699	6,444
Other real estate owned	-	-	-	-	-
Net charge offs (recoveries)	(4)	(5)	27	(1)	(3)

Acquired Loans(2)
Period End Loan Balance	$667,000	$716,624	$745,494	$779,060	$809,049
Accruing	656,854	712,932	741,777	775,438	807,241
Non-accrual(3)	3,421	3,692	3,718	3,622	1,808
Accruing 30-89 days past due	6,716	5,917	11,796	8,120	13,770
Accruing 90 or more days past due	9	151	243	733	361
Allowance for loan losses	473	466	466	281	260
Other real estate owned	883	883	883	1,469	2,358
Net charge offs (recoveries)	(5)	82	96	33	88

Allowance for loan losses as % of held for investment loans	0.32%	0.32%	0.31%	0.29%	0.29%
Allowance for loan losses as % of legacy held for investment loans	0.45%	0.46%	0.45%	0.42%	0.43%
Allowance for loan losses as % of acquired held for investment loans	0.07%	0.06%	0.06%	0.04%	0.03%
Total non-performing loans as a % of held for investment loans	0.32%	0.27%	0.20%	0.30%	0.13%
Total non-performing assets as a % of total assets	0.28%	0.24%	0.20%	0.29%	0.19%

(1) Legacy loans represent total loans excluding loans acquired on April 1, 2011, May 10, 2013, December 4, 2015, July 28, 2017 and April 13, 2018.

(2) Acquired loans represent all loans acquired on April 1, 2011 from Maryland Bank & Trust Company, N.A., on May 10, 2013 from The Washington Savings Bank, on December 4, 2015 from Regal Bank & Trust, on July 28, 2017 from Damascus Community Bank, and on April 13, 2018 from Bay.  We originally recorded these loans at fair value upon acquisition.

(3) These loans are loans that are considered non-accrual because they are not paying in conformance with the original contractual agreement.

OLD LINE BANCSHARES, INC.
CONTACT: ELISE ADAMS
CHIEF FINANCIAL OFFICER
(301) 430-2560